Form 8-K, Exhibit 10.1

SHARE / OWNERSHIP TRANSFER AGREEMENT

This Share / Ownership Transfer Agreement (“Agreement”) is entered on this September 15, 2010 among and between 大连朗马克能源科技有限公司Dalian Landmark Energy Technology Co, Ltd (“Dalian Landmark”), a limited liability company formed under the laws of the People’s Republic of China, Te-Hung Chou  (“Owner”), who is a holder of shares or equity ownership of大连美商安科瑞能源科技有限公司Dalian Aquarius Energy Technology U.S.A..Co., Ltd (“Dalian Aquarius”), a limited liability company formed under the laws of the People’s Republic of China, Landmark Energy Enterprise Inc (“LNDG”), a Nevada corporation, and Dalian Aquarius; Dalian Landmark, Dalian Aquarius, LNDG and Owner are hereinafter collectively referred to “Parties”.

WHEREAS, Owner is a holder of the shares or equity ownership of Dalian Aquarius Energy Technology U.S.A..Co., Ltd, and

WHEREAS, Dalian Landmark desires to acquire a portion of the shares or equity ownership of Dalian Aquarius Energy Technology U.S.A..Co., Ltd from Owner for the consideration described herein;

WHEREAS, Dalian Landmark is the wholly owned subsidiary of LNDG and LNDG agrees to issue shares of its common stock to Owner as an alternative form of consideration for the equity ownership of Dalian Aquarius transferred from Owner to Dalian Landmark;

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, Parties agree as follows:

SECTION 1: SHARE OR OWNERSHIP TRANSFER

Subject to the terms and conditions of this Agreement, Owner agrees to transfer to Dalian Landmark Thirty Percent (30%), non-dilutive, of the total issued and outstanding shares (or the total equity ownership) of Dalian Aquarius (“Dalian Ownership”). Dalian Aquarius shall maintain the said Dalian Ownership non-dilutive.

SECTION 2: CONSIDERATION

In exchange for the Dalian Ownership described in Section 1, Dalian Landmark shall pay US $ 1,390,000.00 or RMB 9,424,200Yuan (“Transfer Price”) to Owner.  LNDG, the parent company of Dalian Landmark, may issue 500,000 shares of its common stock (“LNDG Shares”) to Owner as an alternative consideration for the Dalian Ownership transferred by Owner to Dalian Landmark. Upon Owner’s acceptance of LNDG Shares, Dalian Landmark is immediately relieved of the obligation to pay Transfer Price to Owner.

SECTION 3: REPRESENTATIONS AND WARRANTIES

(1)           Representations and Warranties of Owner.

Owner represents and warrants to Dalian Landmark as follows:

(a)           Owner has all power and authority to execute, deliver and perform this Agreement.

(b)           Owner is the record and beneficial owner of the Dalian Ownership acquired by Dalian Landmark and the Dalian Ownership exchanged pursuant to this agreement have not been assigned, pledged, sold, transferred or otherwise conveyed.

(c)           This Agreement is the valid and binding obligation of Owner, enforceable against Owner in accordance with its terms.

(d)           Owner represents and warrants that the Owner has complied with all applicable statutes, rules and regulations pertaining to the transfer of the Dalian Ownership and that, to the best of the knowledge and belief of the Owner, such transfer complies with applicable statutes, rules and regulations.

(2)           Representations and Warranties of Dalian Landmark.

Dalian Landmark represents and warrants to Owner as follows:

(a)           Dalian Landmark has all power and authority to execute, deliver and perform this Agreement.

(b)           This Agreement is the valid and binding obligation of Dalian Landmark, enforceable against Dalian Landmark in accordance with its terms.

SECTION 4: MISCELLANEOUS

(1) Governing Law; Successors and Assigns.  This Agreement shall be governed and construed in accordance with the law of the People’s Republic of China and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties

(2) Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreement or understanding.

(3) Headings.  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

(4) Counterparts.  This Agreement may be executed in any number of counterpart copies, all of which copies shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first above written.

大连朗马克能源科技有限公司
Dalian Landmark Energy Technology Co, Ltd

By: /s/ Yidian Dong
Yidian Dong, Genera Manager

Owner

By:/s/ Te-Hung Chou
Te-Hung Chou

大连美商安科瑞能源科技有限公司
Dalian Aquarius Energy Technology U.S.A..Co., Ltd

By:/s/ Te-Hung Chou
Te-Hung Chou, General Manager

Landmark Energy Enterprise Inc

By:/s/ Yidian Dong
Yidian Dong, Director, Chief Financial Officer